Exhibit 24.2

Power of Attorney

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            In witness whereof, the undersigned has executed this Power of Attorney as of June 11, 2003.

/s/ Joseph R. Edwards
Joseph R. Edwards

Power of Attorney

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            In witness whereof, the undersigned has executed this Power of Attorney as of July 3, 2003.

/s/ Richard Pattarozzi
Richard Pattarozzi